EXHIBIT 10.42

SECURITIES PURCHASE AGREEMENT

by and among

RATEXCHANGE CORPORATION

and

HIGHFIELDS CAPITAL I LP

HIGHFIELDS CAPITAL II LP

AND

HIGHFIELDS CAPITAL LTD.

Dated as of April 1, 2003

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of April 1, 2003, by and among Highfields Capital I, L.P., a limited partnership organized and existing under the laws of Delaware, Highfields Capital II, L.P., a limited partnership organized and existing under the laws of Delaware, Highfields Capital Ltd., an exempted company organized and existing under the laws of the Cayman Islands, (each, a “Purchaser” and collectively, the “Purchasers”), and Ratexchange Corporation, a corporation organized and existing under the laws of Delaware (the “Company”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, senior convertible notes of the Company substantially in the form of Exhibit A attached hereto (the “Notes”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTES AND WARRANTS

1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, (i) $1,000,000 in aggregate principal amount of Notes, in the respective principal amounts set forth opposite each Purchaser’s name on the Schedule of Purchasers attached hereto, and (ii) five-year warrants substantially in the form of Exhibit B attached hereto (the “Warrants”) to purchase an aggregate of 1,250,000 shares of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”), at an exercise price of $.30 per share, subject to adjustment as therein provided, in the respective amounts set forth opposite each Purchaser’s name on the Schedule of Purchasers.

For purposes of this Agreement, “Trading Day, “Business Day” and “Per Share Market Value” shall have the meanings set forth in the Notes.

1.2 Purchase Price. The purchase price of each Note shall be set forth opposite each Purchaser’s name on the Schedule of Purchasers.

1.3 The Closing.

(a) Time and Place. The closing of the purchase and sale of the Notes and the Warrants (the “Closing”) shall take place on April 1, 2003, or such later date as the parties shall agree, but not prior to the date that the conditions set forth in Section 4 have been satisfied or waived by the appropriate party. The date of the Closing is hereinafter referred to as the “Closing Date.” At the Closing, the Company shall sell and issue to the Purchasers, and the Purchasers shall purchase, the Notes and the Warrants for an aggregate purchase price of $1,000,000.

(b) Closing Deliveries. At the Closing, (i) the Company shall deliver to each Purchaser one or more Notes representing, in the aggregate, such principal amount of Notes which such Purchaser is then buying and a Warrant to purchase such number of shares of Common Stock as indicated opposite such Purchaser’s name on the Schedule of Purchasers, and the Registration Rights Agreement by and between the Company and the Purchasers, substantially in the form of Exhibit C attached hereto (the “Registration Rights Agreement”), and (ii) each Purchaser shall deliver to the Company that portion of $1,000,000 which represents the purchase price for the Notes and Warrant to be issued and sold to such Purchaser in United States dollars.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company, and each of its subsidiaries, is a corporation, duly incorporated, validly existing and in good standing under the laws of the state of its organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents (as defined below) in any material respect, or (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Warrants, the Notes, the Registration Rights Agreement, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Notes, the Registration Rights Agreement and the Warrants are collectively referred to as the “Transaction Documents”. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby has been duly authorized by all requisite corporate action on the part of the Company, and the Transaction Documents will constitute the valid and binding obligation of the Company enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized, issued and outstanding capital stock of the Company, and its obligations to issue capital stock, is set forth in Schedule 2.1(c), and as of the date of Closing, the Company will have issued and outstanding at least 25,567,546 Shares of Common Stock, and will have outstanding 2,000,000 shares of Series B Preferred Stock being offered and sold contemporaneously herewith (the “Series B Preferred Stock”).

(d) Issuance of Shares and Underlying Shares. The Notes and the Warrants are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company, as at the Closing Date, will have, and at all times while the Notes and the Warrants are outstanding will maintain, an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement, the Warrants and the Notes

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or By-laws or (ii) constitute a default under, or give to others any rights of termination, acceleration or cancellation of, any agreement to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations).

(f) Consents and Approvals. Except as specifically set forth in Schedule 2.1(f), the Company is not required to obtain any consent, waiver, authorization or order of, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents and the Company has no reason to believe that it will be unable to obtain the consents that may be listed on Schedule 2.1(f), if any.

(g) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company which (i) adversely affects the legality, validity or enforceability of any of the Transaction Documents, or (ii) is not disclosed in the Company’s reports filed under the federal securities laws, or in the informational documents provided to purchasers of the Series B Preferred Stock.

(h) No Default or Violation. The Company is not in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, or any order of any court, arbitrator or governmental body, statute, rule or regulation of, except for such matters as as could not, in any such case (individually or in the aggregate), (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company (a “Material Adverse Effect”).

(k) SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents” and, together with the Schedules to this Agreement furnished by or on behalf of the Company, (the “Disclosure Materials”) on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) Form S-3 Eligibility. The Company is, and at the Closing Date will be, eligible to register the shares of Common Stock covered by the Transaction Documents and the Series B Preferred Stock for resale with the Commission under Form S-3 promulgated under the Securities Act.

(r) Stockholder Rights Plan. The issuance of the Notes and the Warrants directly from the Company to the Purchasers does not, and the issuance of the Common Stock thereunder and the Warrant Shares directly from the Company, together with the Purchasers acquisition of Units of Series B Preferred Stock and the Common Stock which may be acquired thereunder (the “Underlying Shares”), will not in and of itself cause a Purchaser to become an Acquiring Person as such term is defined in any Rights Agreement existing or which may be adopted by the Company.

2.2 Representations and Warranties of the Purchaser. Each Purchaser hereby represents and warrants to the Company as follows:

(a) Organization; Authority. Such Purchaser is a limited partnership or corporation, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite legal power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Purchaser of the Notes and the Warrant hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(b) Investment Intent. Such Purchaser is acquiring the Notes, the Warrant, the Underlying Shares and the Warrant Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Notes, Warrant, Underlying Shares or Warrant Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Notes, Underlying Shares, Warrant or Warrant Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

(c) Purchaser Status. At the time such Purchaser was offered the Notes and the Warrant, it was, and at the date hereof, it is, and at the Closing Date and each exercise date under the Warrant, it will be, an “accredited investor” as defined in Rule 501 under the Securities Act.

(d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, the Warrant, the Underlying Shares and the Warrant Shares, and has so evaluated the merits and risks of such investment.

(e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Notes, the Warrant, the Underlying Shares and the Warrant Shares, and, at the present time, is able to afford a complete loss of such investment.

(f) Access to Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the Warrant, and the merits and risks of investing in the Notes and the Warrant; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

(g) Reliance. Such Purchaser understands and acknowledges that (i) the Notes and the Warrant are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

ARTICLE III

OTHER AGREEMENTS

3.1 Furnishing of Information. As long as a Purchaser owns Notes, Underlying Shares, Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to each Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company shall use its best efforts to at all times comply with Rule 144(c) promulgated under the Securities Act.

3.2 Listing of Underlying Shares and Warrant Shares. The Company shall promptly prepare and file with the American Stock Exchange (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter covering and listing such Underlying Shares and take all steps necessary to cause the Underlying Shares to be approved for listing on and the Company shall maintain the listing of its Common Stock on such exchange or market.

3.3 Conversion Obligations of the Company. Subject to Section 3.15, the Company covenants to convert principal and, if applicable, accrued interest thereon of the Notes and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the Notes, and to deliver Warrant

Shares in accordance with the terms and conditions and time period set forth in the Warrants. Subject to Section 3.4, this is an independent covenant which is not subject to any offset or other defense for any reason based upon any claim that the Company may have against a Purchaser.

3.4 Purchaser Ownership of Common Stock.

(i) Beneficial Ownership. The Company shall not effect any involuntary conversion of this Note, and the Purchaser of this Note shall not have the right to convert any portion of this Note or the Warrants acquired hereunder to the extent that after giving effect to such conversion, the Purchaser (together with the Purchaser’s affiliates that would comprise a “group” as defined in Section 13(d) of the 1934 Act) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and such affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note, as applicable, with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted portion of this Note held by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, convertible notes, Series B Preferred Stock, any other s warrants) which are subject to a limitation on conversion or exercise analogous to the limitation contained herein ( “Convertible Instruments”) beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of this Section 3.4, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Each holder of Notes shall have the right at any time to waive in whole or in part the restrictions of this Section 3.4 on not less than sixty-one days prior written notice to the Company or at any time within sixty (60) days prior to the maturity date of the Notes. The provisions of this Section 3.4 shall not apply to any subsequent holder of the Notes (other than an affiliate of the Purchasers) unless such subsequent holder shall specifically agree to such limitations. .

3.5. Right to Registration.

(a) The Company shall file a registration statement on Form S-3 for the common stock that underlies the Note and Class C Warrants (collectively, the “Underlying Shares”) with the Securities and Exchange Commission (the “Commission”) within 90 days of the closing of the purchase of the Notes and use its reasonable best efforts to have such registration statement declared effective. The Company will also grant the Payee certain “piggyback” registration rights with respect to these securities.

(b) Should the Company fail to file a registration statement listing the Underlying Shares with the Commission within 90 days of the closing of the financing, the holder of each Unit shall be entitled to receive a Series C Warrant to purchase a number of shares of the Company’s common stock equal to ten (10%) percent of the aggregate number of convertible shares underlying the Note purchased by the Payee in this financing, with a term of three years and an exercise price equal to the closing price of the Company’s common stock on the American Stock Exchange on the 90th day following the closing of this financing. Should the Securities and Exchange Commission fail to declare the Company’s Form S-3 Registration Statement effective on or before the 180th day after the Closing, the annual interest rate payable on the Note will be increased from 3.00% to 9.00% for the period of time from the 181st day after Closing until the Company’s registration statement is declared effective. Upon the Securities and Exchange Commission declaring the registration statement effective, the annual interest rate will return to 3.00%. Interest will be paid quarterly in cash, regardless of which interest rate is applied. A description of the terms of the Registration Rights please see the Registration Rights agreement attached as Exhibit D to the Preferred Stock Investment Documents.

(c) Copies of Registration Statements and Prospectuses. Maker will provide Payee with a copy of the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit Payee to sell his Underlying Shares after the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, is declared effective by the Commission (the “Effective Date”).

(d) Maker’s Obligation to Bear Expenses of Registration. Maker will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to Payee) necessary and incidental to the performance of its obligations under this Section 3.5.

(e) Indemnification. Maker and Payee, if Payee’s Underlying Shares are included in a Registration Statement pursuant to this Section 3.5, shall provide appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in the Registration Statement.

(f) Cancellation of Registration Rights. Anything to the contrary notwithstanding, Maker shall not be required to register any Underlying Shares which, in the reasonable opinion of Maker’s counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Act.

ARTICLE V

MISCELLANEOUS

5.1 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Notes and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

5.2 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Central Time), or the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Central Time); or (iii) upon receipt, when deposited with a nationally recognized overnight express courier service, fully prepaid, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as set forth on the Schedule of Purchasers.

5.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers representing at least a majority of the then outstanding principal amount of the Notes; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.4 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that, in connection with a transfer, in whole or in part, of the Notes or the Warrants as provided therein, a Purchaser may assign its rights hereunder to any such transferee of the Notes or the Warrants. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

5.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to the principles of conflicts of law thereof.

5.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

5.9 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither the Company nor the Purchasers shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement.

5.10 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

Company:

Ratexchange Corporation

By:
Name:
Title:

Purchasers:

HIGHFIELDS CAPITAL I LP

By:
Name: Jonathon S. Jacobson
Title: Managing Member of Highfields Associates LLC, General Partner of Highfields Capital I LP

HIGHFIELDS CAPITAL II LP

By:
Name: Jonathon S. Jacobson
Title: Managing Member of Highfields Associates LLC, General Partner of Highfields Capital I LP

HIGHFIELDS CAPITAL LTD

By: Highfields Capital Management LP, its Investment Manager

By:
Name: Jonathon S. Jacobson
Title: Managing Member of Highfields GP LLC, General Partner of Highfields Capital Management LP

EXHIBIT

TO

RATEXCHANGE CORPORATION

SECURITIES PURCHASE AGREEMENT

Registration Rights Agreement

AGREEMENT dated as of April 1, 2003 between Ratexchange Corporation, a Delaware corporation (with its successors and assigns, the “Issuer”), and each person or entity listed on the signature pages hereof (each, with its successors, a “Subscriber”).

WHEREAS, pursuant to the Securities Purchase Agreement dated April 1, 2003, the Issuer is issuing, on the date hereof, a Promissory Note, convertible into the Issuer’s common stock and a Class C Warrant to purchase shares of the Issuer’s common stock (the “Convertible Securities”);

WHEREAS, the Issuer wishes to agree that the Subscribers will have the right to participate in certain registrations of the Issuer’s common stock pursuant to the Securities Act of 1933;

NOW, THEREFORE the parties agree as follows:

1. Definitions

1.1 Standard Definitions. The following terms, when capitalized, are used herein with the following meanings:

“Covered Shares” means the common stock of the Issuer that is issuable or issued upon conversion or exercise of the Convertible Securities.

“Majority Subscribers” means Subscribers that own, at the time of determination, in the aggregate, not less than 51% of the total number of Covered Shares then owned by all of the Subscribers.

“1933 Act” means the Securities Act of 1933 and the rules and regulations issued thereunder, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934 and the rules and regulations issued thereunder, as amended from time to time.

“Other Seller of Stock of Issuer” means, if a Subscriber’s Covered Shares are Registered pursuant to this Agreement, each other holder (not including the Issuer itself) of securities of the Issuer that are sold as part of the same offering of the Issuer’s securities.

To “Register” any securities means to effect the registration of such securities by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document. The words “Registered” and “Registration” have corresponding meanings.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act and any successor rule to substantially the same effect, in each case as amended from time.

2. Registration Rights

2.1 Mandatory Registration. The Issuer shall file a registration statement on Form S-3 for the common stock that underlies the Convertible Promissory Note and Class C Warrants (collectively, the “Covered Shares”) with the Securities and Exchange Commission (the “Commission”) within 90 days of the closing of the financing and use its reasonable best efforts to have such registration statement declared effective. The Issuer will also grant the Subscribers certain “piggyback” registration rights with respect to these securities. Should the Issuer fail to file a registration statement listing the Covered Shares with the Commission within 90 days of the closing of the financing, the Subscriber shall be entitled to receive a Class C Warrant to purchase a number of shares of the Issuer’s common stock equal to ten (10%) percent of the aggregate number of shares underlying the Convertible Promissory Note held by the Subscriber in this financing, with a term of three years and an exercise price equal to the closing price of the Issuer’s common stock on the American Stock Exchange on the 90th day following the closing of this financing.

Should the Commission fail to declare the Issuer’s Form S-3 Registration Statement effective on or before the 180th day after the Closing, the annual interest rate payable on the Convertible Promissory Note will be increased from 3.00% to 9.00% for the period of time from the 181st day after Closing until the Issuer’s registration statement is declared effective. Upon the Commission declaring the registration statement effective, the annual interest rate will return to 3.00%. Dividends will be paid quarterly in cash, regardless of which interest rate is applied.

2.2 Piggyback Registration. If the Issuer proposes to Register any of its common stock (other than a Registration (a) relating to the sale of securities to employees of the Issuer pursuant to a stock option, stock purchase or similar plan which is Registered on Form S-8 or otherwise, (b) relating to an exchange offer or offering of securities solely to the Issuer’s existing security holders, (c) relating to a Rule 145 transaction or (d) on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Covered Shares owned by the Subscribers), the Issuer shall cause to be Registered all of the Covered Shares of each Subscriber and (ii) to cause such Covered Shares to be registered and qualified under the securities or Blue Sky laws of such states in which the other shares included in such public offering are generally registered and qualified, provided that such Subscriber has provided to the Issuer such information regarding itself and the disposition of the Covered Shares as is required to effect such Registration, registration and qualification.

2.3 Actions on Registration. Whenever required by this Agreement to effect the Registration of any Covered Shares, the Issuer will, as expeditiously as reasonably possible, furnish to the Subscribers such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Subscribers may reasonably request in order to facilitate the disposition of such shares.

Registration Rights Agreement	March 2003

2.4 Expenses of Registration. The Issuer shall bear the costs and expenses of any Registration pursuant to this Agreement, including without limitation all registration, filing and qualification fees, printers’ and accounting fees relating thereto.

2.5 Indemnification.

(a) The Issuer agrees to indemnify and hold harmless each Subscriber from and against any and all losses, claims, damages and liabilities (each, a “Loss”) under the 1933 Act, the 1934 Act and the state laws of the state or states in which the Issuer registers or qualifies the Covered Shares, and reasonable fees and expenses of counsel in connection therewith, insofar as such Losses are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Covered Shares (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Issuer of the 1993 Act, the 1934 Act, the laws of any state in which the Issuer registers or qualifies the Covered Shares, or any rules or regulations promulgated thereunder, provided that no Subscriber is entitled to indemnification under this Section for any Loss:

(i) arising from any untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Issuer by or on behalf of such Subscriber expressly for use in connection with such registration;

(ii) arising in connection with any preliminary prospectus, if the person or entity asserting any such Loss was not provided with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such Loss; or

(iii) under any settlement effected without the consent of the Issuer, which consent shall not unreasonably be withheld.

(b) Each Subscriber severally agrees to indemnify and hold harmless the Issuer, its officers, directors and agents, and each person or entity, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all Losses under the 1933 Act, the 1934 Act or applicable state law, and reasonable fees and expenses of counsel in connection therewith, insofar as such Losses are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to a distribution of the Issuer’s common stock in which such Subscriber is a selling Subscriber (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such untrue statement or omission or alleged untrue statement or omission is based upon information furnished to the Issuer in writing by or on behalf of such Subscriber concerning such Subscriber expressly for use in connection with such registration.

Registration Rights Agreement	March 2003

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person or entity in respect of which indemnity may be sought pursuant to this Section, such person or entity (an “Indemnitee”) shall promptly notify each person or entity against whom such indemnity may be sought (an “Indemnitor”) in writing and the Indemnitors (all, jointly, or one or more of them, pursuant to an agreement among such Indemnitors) shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee, and shall assume the payment of all fees and expenses. In any such proceeding, each Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee. It is understood that no Indemnitor shall, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnitees, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnitor shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnitor shall indemnify and hold harmless such Indemnitees from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 2.5 is, as a matter of applicable law, unavailable to an Indemnitee on account of any Loss, then each Indemnitor, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee on account of such Loss (and fees and expenses of counsel) in such proportion as is appropriate to reflect the relative fault of the parties in connection with the statements or omissions that resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement or omission or alleged omission relates to information supplied by the Issuer or a Subscriber, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and each Subscriber agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above.

2.6 No Delay of Registration. Each Subscriber hereby irrevocably waives and covenants not to assert any right such Subscriber might have to obtain or seek an injunction, administrative order or other action restraining or otherwise delaying the Registration of securities of the Issuer in connection with any controversy that may arise with respect to the interpretation and enforcement of this Agreement.

2.7 Rule 144. To the extent necessary to make available to the Subscribers the benefits of Rule 144, the Issuer will:

(i) make and keep public information available as required by Rule 144;

(ii) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Issuer under the 1934 Act; and

Registration Rights Agreement	March 2003

(iii) furnish to any Subscriber upon request (x) a written statement by the Issuer that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-1 or Form S-3; (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents as the Issuer has filed pursuant to the 1933 Act or the 1934 Act; and (z) such other information as may be reasonably requested by a Subscriber to permit it to sell Covered Shares without the requirement of Registration, pursuant to Rule 144.

3. Miscellaneous

3.1 Notices. All notices and other communications hereunder shall be in writing (including facsimile transmission), and shall be given to each party at the address or telecopier number set forth under its name on the signature page hereof, or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other. Each such notice or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (b) otherwise, when delivered at the address or received at the telecopier number specified in this Section.

3.2 Amendment; No Waivers; Integration. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Issuer and the Majority Subscribers or, in the case of a waiver, by the party against whom the waiver is to be effective (or, in the case of waiver that is to be effective against any Subscriber, by the Majority Subscribers). This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among any of the parties with respect to the subject matter of this Agreement.

3.3 Assignment.

(a) Except as expressly set forth in this Section 3.3, no party hereto may assign, delegate or otherwise transfer any of its obligations or rights under this Agreement.

(b) A Subscriber’s rights to cause the Issuer to register Covered Shares pursuant to this Agreement may be assigned (but only with all related obligations) by a Subscriber to a “Qualified Transferee” as defined below (who shall thereafter be deemed a “Subscriber” under this Agreement) if, but only if, all of the following conditions are satisfied;

(i) the Subscriber provides the Issuer with advance written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;

(ii) the Subscriber satisfies the Issuer to its reasonable satisfaction that the transfer of Covered Shares to the Qualified Transferee satisfies all requirements of the 1933 Act and the 1934 Act and the regulations promulgated thereunder, and that there is no legal restriction on the Issuer’s recording such transfer on the records of the Issuer;

Registration Rights Agreement	March 2003

(iii) the Qualified Transferee completes all investor questionnaires or similar documents reasonably requested by the Issuer with respect to the foregoing;

(iv) the Qualified Transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.5; and

(v) the Issuer gives its consent, which will not be unreasonably withheld.

(c) A “Qualified Transferee” is (i) a direct or indirect member or Subscriber of a Subscriber that initially holds such Shares as a limited liability company or corporation, (ii) any family member or trust for the benefit of a Subscriber that is a natural person, or (iii) any transferee or assignee who after giving effect to such transfer holds not less than two hundred fifty thousand (250,000) Covered Shares.

3.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Each party submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of California and of any California state court sitting in the City and County of San Francisco for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party irrevocably waives any objection that it may now or hereafter have to the laying of venue in any proceeding brought in such a court, and any claim that any such proceeding was brought in an inconvenient forum.

3.5 Headings. The headings and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

3.6 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective only when each party hereto shall have received (including without limitation by facsimile transmission) a counterpart hereof signed by each other party hereto.

[Signature pages follow]

Registration Rights Agreement	March 2003

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Ratexchange Corporation

By
D. Jonathan Merriman Chairman and Chief Executive Officer

Address for Notices: 100 Pine Street, Suite 500 San Francisco, CA 94111 Facsimile: (415) 274-5651

Investor

SIGNATURE

Print Name

Title, if applicable

Registration Rights Agreement	March 2003

EXHIBIT

TO

RATEXCHANGE CORPORATION

SECURITIES PURCHASE AGREEMENT

THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH LAWS, OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS AVAILABLE AND THE COMPANY HAS RECEIVED EITHER AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR OTHER EVIDENCE THAT IS SATISFACTORY TO THE COMPANY, WHICH EVIDENCE ESTABLISHES THAT ANY SUCH DISPOSITION WILL NOT VIOLATE THE SECURITIES ACT, SUCH LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

RateXchange Corporation

CLASS C WARRANT TO PURCHASE COMMON STOCK

             Shares of Common Stock

Issued this      day of April 2003.

FOR VALUE RECEIVED, RATEXCHANGE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Company”), promises to issue in the name of, and sell and deliver to [name of holder], or its registered assigns (in each case, the “Holder”), a certificate or certificates for an aggregate of [number of shares (            )] shares (the “C Warrant Shares”) of common stock, $0.0001 par value per share (“Common Stock”), upon compliance with the terms of this Class C Warrant (“C Warrant Agreement.”)

1.	Grant of Warrants.

The Company hereby grants to the Holder the right to purchase [number of shares (            )] shares of Common Stock for a price equal to $0.30 per share (the “Exercise Price”). This C Warrant Agreement may be exercised, except as otherwise provided herein, in whole or in part at any time commencing upon the date of issuance and terminating at 5:00 P.M., New York time, on March     , 2008, unless the closing sale price for the common stock of the Company has closed at or above $0.90 for ten consecutive trading days. At such time the Holder will receive 30 days notice upon which

Common Stock Purchase Warrant (Series B)

issued by Ratexchange Corporation

to XXXXXXX

to exercise the warrant prior to its expiration, however, the terms of Paragraph 3.4 of the Securities Purchase Agreement shall be controlling. (the “Expiration Date”) It is expressly understood that both the Holders right to exercise, and the early expiration set forth immediately above, are subject to the terms of Paragraph 3.4 of the Securities Purchase Agreement, which provision is hereby incorporated by reference.

2.	Manner of Exercise.

This C Warrant Agreement may be exercised in whole or in part by its surrender, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office or at the office of its stock transfer agent, accompanied by payment in full in cash or by certified or official bank check to the order of the Company of the Exercise Price of the shares to be purchased. As soon as practicable, but in no event more than 15 days after the Holder has given the aforesaid written notice and made the aforesaid payment, the Company shall, without charging stock issue or transfer taxes to the Holder, issue or caused to be issued the number of shares of duly authorized Common Stock issuable upon such exercise, which shall be duly issued, fully paid and non-assessable, and shall deliver to the Holder a certificate or certificates therefor, registered in the Holder’s name. In the event of a partial exercise of this C Warrant Agreement, the Company shall also issue and deliver to the Holder a new C Warrant Agreement of like tenor, in the name of the Holder, for the exercise of the number of C Warrant Shares for which such C Warrant Agreement may still be exercised.

3.	Investment Representation.

The Holder acknowledges that this C Warrant Agreement, as well as, the C Warrant Shares for which this C Warrant Agreement may be exercised, have not been and, except as otherwise provided herein, will not be registered under the Securities Act of 1933 (the “Act”) or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. The Holder represents that he is acquiring the C Warrant Agreement and will acquire the C Warrant Shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934 (the “Exchange Act”), the Rules and Regulations promulgated by the Securities and Exchange Commission (the “Commission”) thereunder, and any applicable state securities laws. The Holder further understands and agrees that (i) neither the C Warrant Agreement nor the C Warrant Shares may be sold unless they are subsequently registered under the Act and qualified under any applicable state securities laws or, in the opinion of the Company’s counsel, an exemption from such registration and qualification is available; (ii) any routine sales of the Company’s securities made in reliance upon Rule 144 promulgated by the Commission under the Act, can be effected only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule; and (iii) except as otherwise set forth herein, the Company is under no obligation to register

Common Stock Purchase Warrant (Series B)

issued by Ratexchange Corporation

to XXXXXXX

the C Warrant Agreement or the C Warrant Shares on his behalf or to assist him in complying with any exemption from registration under the Act. The Holder agrees that each certificate representing any C Warrant Shares for which the C Warrant Agreement may be exercised will bear on its face a legend in substantially the following form:

These securities have not been registered under the Securities Act of 1933 or qualified under any state securities laws. They may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under that Act or qualification under applicable state securities laws without an opinion acceptable to counsel to the Company that such registration and qualification are not required.

4.	Holder Not Deemed Stockholder.

The Holder shall not, as holder of the C Warrant Agreement, be entitled to vote or to receive dividends, except as may be provided in Section 5 below, or be deemed the holder of Common Stock that may at any time be issuable upon exercise of the C Warrant Agreement for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as holder of the C Warrant Agreement, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised the C Warrant Agreement and been issued shares of Common Stock in accordance with the provisions hereof.

5.	Warrant Adjustments.

The Exercise Price and the number of shares purchasable upon exercise of the C Warrant Agreement shall be subject to adjustment with respect to events after the date hereof as follows:

(a) Subdivision or Combination of Shares. If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of C Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the C Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

Common Stock Purchase Warrant (Series B)

issued by Ratexchange Corporation

to XXXXXXX

(b) Dividends in Common Stock or Securities Convertible into Common Stock. If the Company declares a dividend or distribution on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this C Warrant Agreement may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the C Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

(c) Notice of Adjustment. Whenever the number of C Warrant Shares purchasable upon the exercise of the C Warrant Agreement or the Exercise Price of the C Warrant Shares is adjusted as provided herein, the Company shall mail to the Holder a notice of such adjustment or adjustments, prepared and signed by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, which sets forth the number of C Warrant Shares purchasable upon the exercise of the C Warrant Agreement and the Exercise Price of such C Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made. Upon an adjustment described herein, the Company may elect to issue a new C Warrant Agreement reflecting such adjustment, and if the Company so elects, the Holder will return this C Warrant Agreement to the Company in exchange for such new C Warrant Agreement.

(d) The provisions of this Section 3 are for the purpose of, and shall be interpreted to the effect that, upon any exercise of this C Warrant Agreement, the Holder shall be entitled to receive the same amount and kind of securities and other property that it would have been entitled to receive as the owner at all times subsequent to the date hereof of the number of shares of Common Stock issuable upon conversion of the C Warrant Shares purchased upon any such exercise.

(e) It is agreed and understood that no adjustments shall be made hereunder solely as a result of the issuance by the Company of: (i) Common Stock issued pursuant to any future public or private issuance of stock; or (ii) Common Stock issued upon the exercise of warrants or options granted by the Company.

(f) No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

Common Stock Purchase Warrant (Series B)

issued by Ratexchange Corporation

to XXXXXXX

(g) Irrespective of any adjustment or change in the Exercise Price, or the number of shares of Common Stock actually purchasable under each C Warrant Agreement of like tenor, the C Warrant Agreement theretofore and thereafter issued may continue to express the Exercise Price per Share and the number of C Warrant Shares purchasable thereunder as the Exercise Price per Share and the number of C Warrant Shares purchasable were expressed on the C Warrant Agreement when initially issued.

6.	Fractional Shares.

If the number of C Warrant Shares purchasable upon the exercise of the C Warrant Agreement is adjusted pursuant to Section 5 hereof, the Company shall nevertheless not be required to issue fractions of shares upon exercise of the C Warrant Agreement or otherwise, or to distribute certificates that evidence fractional shares. Instead the Company will round any fractional share to the nearest share so that if the fraction is less than 0.5 no share shall be issued and if the fraction is 0.5 or higher the Company shall issue one full share

7.	Inclusion of C Warrant Shares in Registration Statement; Right to Registration.

(a) Holder’s Right to Registration. The Company shall file a registration statement on Form S-3 for the common stock that underlies the Class C Warrant Agreement with the Securities and Exchange Commission (the “Commission”) within 120 days of the closing of the financing and use its reasonable best efforts to have such registration statement declared effective. Should the Company fail to file a registration statement listing the Underlying Shares with the Commission within 120 days of the closing of the financing, the Holder shall be entitled to receive an additional C Warrant Agreement to purchase a number of shares of the Company’s common stock equal to ten (10%) percent of the aggregate number of Preferred Shares purchased by the Holder in this financing, with a term of three years, unless the closing sale price for the common stock of the Company has closed at or above $0.90 for ten consecutive trading days. At such time the Holder will receive 30 days notice upon which to exercise the warrant prior to its expiration. The exercise price shall be equal to the closing price of the Company’s common stock on the American Stock Exchange on the 120th day following the closing of this financing.

(b) “Piggyback” Registration Rights. If at any time after the date hereof, the Company proposes to file a Registration Statement under the Act with respect to any of its securities (except one relating to employee benefit plans or a merger or similar transaction), it shall give written notice of its intention to effect such filing to the Holder at least 30 days prior to filing such Registration Statement (the “Piggyback Registration Statement”). If the Holder’s Registerable Securities have not been previously registered as provided in Paragraph 7 (a) above, and he desires to include his Registerable Securities in the Piggyback Registration Statement, he shall notify the Company in writing within 15 days after receipt of such notice from the Company, in which event the

Common Stock Purchase Warrant (Series B)

issued by Ratexchange Corporation

to XXXXXXX

Company shall include the Holder’s Registerable Securities in the Piggyback Registration Statement. If the Holder elects to include his Registerable Securities in the Piggyback Registration Statement as set forth herein, he shall, in a timely fashion, provide the Company and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggyback Registration Statement.

(c) Copies of Registration Statements and Prospectuses. The Company will provide the Holder with a copy of the Demand Registration Statement or Piggyback Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit the Holder to sell his Registerable Securities after the Registration Statement or Piggyback Registration Statement, as the case may be, is declared effective by the Commission.

(d) The Company’s Obligation to Bear Expenses of Registration. The Company will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to the Holder) necessary and incidental to the performance of its obligations under this Section 7.

(e) Indemnification. The Company and the Holder, if the Holder’s Registerable Securities are included in a Registration Statement pursuant to this Section 7, shall provide appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in such Registration Statement.

(f) Restriction on Sale of Registerable Securities. The Holder agrees that as a condition for the Company registering the Registerable Securities as provided in Paragraph 7 (a), in the event that the Piggyback Registration Statement in which the Registerable Securities are included relates to an offering to be effected through or with the assistance of an underwriter, he will consent to restrict the sale of the Registerable Securities or reduce the number of Registerable Securities that may be included in such registration in accordance with the requirements of such underwriter.

(g) Cancellation of Registration Rights. Anything to the contrary notwithstanding, the Company shall not be required to register any Registerable Securities that, in the reasonable opinion of the Company’s counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Act.

8.	Covenants of the Company.

The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of a C Warrant Agreement, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding C Warrant Agreement. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the C Warrant Agreement

Common Stock Purchase Warrant (Series B)

issued by Ratexchange Corporation

to XXXXXXX

shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

9.	Amendments.

This Agreement shall not be amended, modified or revoked except by agreement in writing, signed by the Company and the Holder.

10.	Governing Law.

The C Warrant Agreement shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the Company has caused this C Warrant Agreement to be executed on its behalf by an officer thereunto duly authorized and the Holder has executed this Agreement as of April 1, 2003.

RateXchange Corporation

By:
	D. Jonathan Merriman,	Holder
Chief Executive Officer

SUBSCRIPTION FORM

To Be Executed by the Holder

in Order to Exercise B Warrants

The undersigned Holder hereby irrevocably elects to exercise the B Warrants, and to purchase              shares of Common Stock issuable upon the exercise thereof, and requests that certificates for such shares shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

[please print or type name and address]

to be delivered to

[please print or type name and address]

and if such number of shares of Common Stock shall not be all the shares issuable upon the exercise of the C Warrant Agreement, that a new C Warrant Agreement exercisable for the balance of the shares issuable upon the exercise of the C Warrant Agreement be delivered to the Holder at the address stated below.

Dated:	X

Address

Taxpayer Identification Number

[FORM OF ASSIGNMENT]

To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.

FOR VALUE RECEIVED                                                                                   hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other
Identifying Number of Holder)

RATEXCHANGE CORPORATION

3% CONVERTIBLE SUBORDINATED NOTE

DUE APRIL 30, 2008

$100,000.00	APRIL 1, 2003

THIS NOTE IS ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE “ACT”) AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. NEITHER IT NOR THE SHARES OF COMMON STOCK INTO WHICH IT CAN BE CONVERTED CAN BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL TO MAKER, AN EXEMPTION THEREFROM IS AVAILABLE.

FOR VALUE RECEIVED, the undersigned, RATEXCHANGE CORPORATION, a Delaware corporation with offices at 100 Pine Street, Suite 500, San Francisco, California 94111-5101 (“Maker”), promises to pay to HIGHFIELDS CAPITAL I, L.P. (“Payee”) with an address at 200 Clarendon St., Boston, MA. except as otherwise provided herein (the “Maturity Date”), the principal amount of One Hundred Thousand ($100,000) Dollars in lawful money of the United States of America (the “Principal”) together with all accrued interest.

This Note is part of an offering (the “Offering”) of twenty (20) debt units (the “Units”) being conducted by Maker. Each Unit consists of one convertible note in the principal amount of Fifty Thousand ($50,000.00) Dollars with a term of five years and a Class B Warrant entitling the holder to purchase 62,500 shares of Maker’s common stock. Each warrant share of the Company’s common stock will have a par value of $0.0001 and each warrant share may be purchased for $0.30. Each warrant will have a term of five years from its issuance.

The Note is (i) Senior Debt; and (ii) convertible into Maker’s common stock, par value $0.0001 per share (the “Common Stock”), all as set forth below. It bears simple interest (the “Interest”) at the annual rate of three percent (3%), payable, in arrears, on the Interest Payment Dates (as defined in Section 1 below), until the Principal and all accrued Interest thereon (collectively the “Obligations”) shall be paid in full.

1.	Interest.

Maker will pay Interest on the first day of each January, April, July and October, (the “Interest Payment Dates”) commencing on July 1, 2003. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of delivery of the Note. If an Interest Payment Date falls on a date that is not a business day, the Interest shall be payable on the next succeeding business day. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

2.	Method of Payment.

Maker will pay Principal and Interest in money of the United States that at the time of payment is legal tender for the payment of public and private debts. Maker may, however, pay Principal and Interest by its check, subject to collection, payable in such money. It may mail an Interest check to Payee’s address as it first appears on this Note or such other address as Payee shall give by notice to Maker. Payee must surrender this Note to Maker to collect Principal payments. If less than the then outstanding Principal is paid, the Note shall be surrendered only for notation by Maker of the principal payment made and returned to Payee.

3.	Conversion.

(a) Payee’s right to Convert. Payee shall have the right, at any time commencing on the date hereof until the close of business on the day the Obligations are paid in full, to cause the conversion of all or any portion (if such portion is Five Thousand [$5,000] Dollars or a whole multiple of Five Thousand [$5,000] Dollars) of the Principal outstanding at the time such conversion is effected (the “Convertible Obligations”) into shares of Common Stock (the “Underlying Shares”). Payee shall forfeit all accrued but unpaid Interest upon conversion. The price for conversion, subject to adjustment as provided in Section 4 below, shall be $0.20 per share. Maker will not issue a fractional share of Common Stock upon conversion. Maker will round any fractional share to the nearest share so that if the fraction is less than 0.5 no share shall be issued and if the fraction is 0.5 or higher Maker shall issue one full share

(b) Manner of Conversion. Payee may exercise his conversion right by giving notice thereof to Maker setting forth the amount of the Convertible Obligations to be converted. The portion of the Note so tendered for conversion shall be deemed to be converted in accordance with the conversion price, and the Payee the owner of the applicable number of Underlying Shares, on the first business day after the effective date of such notice, and within fifteen (15) days thereafter, Maker shall issue and deliver to Payee a certificate or certificates therefor, registered in his name, representing such Shares against delivery to Maker of this Note marked paid in full if all of the Convertible Obligations are converted. If only a portion of the Convertible Obligations then outstanding is converted, Maker shall deliver to Payee, together with the aforesaid certificate(s), a new note, in form and substance identical to this Note, except that the principal amount thereof shall equal that portion of the Obligations then outstanding which has not been converted. Except at such times as the Underlying Shares are subject to an effective registration statement filed under the Securities Act of 1933, Payee shall agree to such representations, and such legends on certificates, as Maker shall deem reasonably necessary or desirable to enable it to comply with any applicable federal or state laws or regulations.

(c) Taxes on Shares Issued. The issue of stock certificates on conversions of this Note shall be made without charge to Payee for any tax in respect of such issue. Maker

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of Payee, and Maker shall not be required to issue or deliver any certificates representing such Common Stock unless and until the person or persons requesting the issue thereof shall have paid to Maker the amount of such tax or shall have established to the satisfaction of Maker that such tax has been paid.

(d) Covenants of Maker Relating to Conversion. Maker covenants and agrees that from and after the date hereof and until the date of repayment in full of the Obligations, or full conversion of the Convertible Obligations:

(i) It shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for the conversion of this Note from time to time as the Note is presented for conversion;

(ii) All shares which may be issued upon conversion of this Note will upon issue be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to the preemptive rights of any stockholder of Maker;

(iii) If any shares of Common Stock to be provided for the purpose of conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, Maker will in good faith and as expeditiously as possible attempt to secure such registration or approval, as the case may be, and Maker’s obligation to deliver shares of the Common Stock upon conversion of this Note shall be abated until such registration or approval is obtained; and

(iv) If, and thereafter so long as, the Common Stock shall be listed on any national securities exchange, Maker will, if permitted by the rules of such exchange, list and keep listed and for sale so long as the Common Stock shall be so listed on such exchange, upon official notice of issuance, all Common Stock issued upon conversion of this Note.

(v) It is expressly understood that both the Holder’s right to convert this Note, and any right of the Company to require conversion, are subject to the terms of Paragraph 3.4 of the Securities Purchase Agreement, which provision is hereby incorporated by reference.

4.	Adjustment in Conversion Price.

(a) Adjustment for Change in Capital Stock. Except as provided in Paragraph 4 (k) below, if Maker shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which Maker is the continuing corporation), then in each such case the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that if the Note is thereafter converted, Payee may receive the number and kind of shares which he would have owned immediately following such action if he had converted the Note immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment Payee upon conversion of this Note may receive shares of two or more classes of capital stock of Maker, Maker’s Board of Directors shall determine the allocation of the adjusted conversion price between the classes of capital stock. After such allocation, the conversion privilege and conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 4.

(b) Other Rights to Acquire Common Stock. In case Maker shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of Maker) or rights or warrants to subscribe for or purchase Common Stock, then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in Paragraph (c) below) of the Common Stock on the Record Date mentioned below less the then fair market value (as determined in good faith by the Board of Directors of Maker of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution.

(c) Current Market Price. For the purpose of computation under Paragraphs 4 (b) above, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily “Closing Price” for the thirty (30) consecutive trading days commencing forty five (45) trading days before such date. The “Closing Price” for each day shall mean the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the American Stock Exchange (“Amex”) or similar organization if Amex is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on a national exchange. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined in good faith by Maker’s Board of Directors, shall be used.

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

(d) Action to Permit Valid Issuance of Common Stock. Before taking any action which would cause an adjustment reducing the conversion price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, Maker will take all corporate action which may, in the opinion of its counsel, be necessary in order that Maker may validly and legally issue shares of such Common Stock at such adjusted conversion price.

(e) Minimum Adjustment. No adjustment in the conversion price shall be required if such adjustment is less than 1% of the then Existing Conversion Price; provided, however, that any adjustments which by reason of this Paragraph 4 (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything to the contrary notwithstanding, Maker shall be entitled to make such reductions in the conversion price, in addition to those required by this Paragraph 4 (e), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by Maker to its stockholders shall not be taxable.

(f) Referral of Adjustment. In any case in which this Section 4 shall require that an adjustment in the conversion price be made effective as of a record date for a specified event (the “Conversion Event”), if the Note shall have been converted after such record date, Maker may elect to defer until the occurrence of the Conversion Event issuing to Payee the shares, if any, issuable upon the Conversion Event over and above the shares, if any, issuable upon such Conversion Event on the basis of the conversion price in effect prior to such adjustment; provided, however, that Maker shall deliver to Payee a due bill or other appropriate instrument evidencing Payee’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(g) Number of Shares. Upon each adjustment of the conversion price as a result of the calculations made above, the Note shall thereafter evidence the right to purchase, at the adjusted conversion price, that number of shares (calculated to the nearest one-hundredth) obtained by dividing (i) the product obtained by multiplying the number of shares issuable upon conversion of the Note prior to adjustment of the number of shares by the conversion price in effect prior to adjustment of the conversion price by (ii) the conversion price in effect after such adjustment of the conversion price.

(h) When No Adjustment Required. No adjustment need be made for a transaction referred to in Paragraphs 4 (a) and (b) above if Payee is permitted to participate in the transaction on a basis no less favorable than any other party and at a level which would preserve Payee’s percentage equity participation in the Common Stock upon conversion of the Note. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest, the granting of options and/or the exercise of options outstanding under any of Maker’s stock option plans, the exercise of any other of Maker’s options, or any warrants, whether or not outstanding. No adjustment need be made for a change in the par value of the Common Stock, or from par value to no par value. If the Note becomes convertible solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

(i) Notice of Adjustment. Whenever the conversion price is adjusted, Maker shall promptly mail to Payee a notice of the adjustment together with a certificate from Maker’s Chief Financial Officer briefly stating (i) the facts requiring the adjustment, (ii) the adjusted conversion price and the manner of computing it, and the date on which such adjustment becomes effective. The certificate shall be evidence that the adjustment is correct, absent manifest error.

(j) Notice of Certain Transactions. If (i) Maker takes any action that would require an adjustment in the conversion price pursuant to this Section 4; or (ii) there is a liquidation or dissolution of Maker, Maker shall mail to Payee a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. Maker shall mail the notice at least fifteen (15) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

(k) Reorganization of Company. If Maker and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which (i) Maker transfers or leases substantially all of its assets; (ii) Maker reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of this Note. If the issuer of securities deliverable upon conversion of the Note is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Payee may convert the Convertible Obligations into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer, lease or exchange if he had converted the Note immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 4. The successor company shall mail to Payee a notice briefly describing the assumption agreement. If this Paragraph applies, Paragraph 4 (a) above does not apply.

5.	Right to Registration.

(a) The Company shall file a registration statement on Form S-3 for the common stock that underlies the Note and Class B Warrants (collectively, the “Underlying Shares”) with the Securities and Exchange Commission (the “Commission”) within 90 days of the closing of the financing and use its reasonable best efforts to have such registration statement declared effective. The Company will also grant the Payee certain “piggyback” registration rights with respect to these securities.

(b) Should the Company fail to file a registration statement listing the Underlying Shares with the Commission within 90 days of the closing of the financing, the holder of each Unit shall be entitled to receive a Series B Warrant to purchase a number of shares of the Company’s common stock equal to ten (10%) percent of the aggregate number of

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

convertible shares underlying the Note purchased by the Payee in this financing, with a term of three years and an exercise price equal to the closing price of the Company’s common stock on the American Stock Exchange on the 90th day following the closing of this financing. Should the Securities and Exchange Commission fail to declare the Company’s Form S-3 Registration Statement effective on or before the 180th day after the Closing, the annual interest rate payable on the Note will be increased from 3.00% to 9.00% for the period of time from the 181st day after Closing until the Company’s registration statement is declared effective. Upon the Securities and Exchange Commission declaring the registration statement effective, the annual interest rate will return to 3.00%. Interest will be paid quarterly in cash, regardless of which interest rate is applied. For a complete description of the terms of the Registration Rights please see the Registration Rights agreement attached as Exhibit D to the Preferred Stock Investment Documents.

(c) Copies of Registration Statements and Prospectuses. Maker will provide Payee with a copy of the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit Payee to sell his Underlying Shares after the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, is declared effective by the Commission (the “Effective Date”).

(d) Maker’s Obligation to Bear Expenses of Registration. Maker will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to Payee) necessary and incidental to the performance of its obligations under this Section 5.

(e) Indemnification. Maker and Payee, if Payee’s Underlying Shares are included in a Registration Statement pursuant to this Section 5, shall provide appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in the Registration Statement.

(f) Cancellation of Registration Rights. Anything to the contrary notwithstanding, Maker shall not be required to register any Underlying Shares which, in the reasonable opinion of Maker’s counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Act.

6.	Senior Note; Pari Passu with other Notes.

The Note is Senior Debt to any other payment due pursuant to the terms of instruments creating or evidencing Indebtedness of Maker outstanding on the date of this Note or Indebtedness thereafter created, incurred, assumed or guaranteed by Maker and all renewals, extensions and refundings thereof, which is payable to banks or other traditional long-term institutional lenders such as insurance companies and pension funds, unless in the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is senior in right of payment to this Note. There shall be no limitation on the amount of Senior Debt that Maker may incur. Notwithstanding the foregoing, Senior Debt

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

with respect to Maker or any subsidiary thereof shall not include (i) any Indebtedness of Maker to any such subsidiary for money borrowed or advanced from such subsidiary, or (ii) any Indebtedness representing the redemption price of any preferred stock. “Indebtedness,” as applied to any entity, means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such entity or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent that such indebtedness would appear as a liability upon a balance sheet of such entity prepared on a consolidated basis in accordance with generally accepted accounting principles in the United States. This Note shall be paid on a pari passu basis with all other Senior Debt.

7.	Covenants.

Maker covenants and agrees that from and after the date hereof and until the date of repayment in full of the Obligations it shall comply with the following conditions:

(i) Maintenance of Existence and Conduct of Business. Maker shall, and shall cause each of its subsidiaries, if any, to (A) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights; and (B) continue to conduct its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(ii) Books and Records. Maker shall, and shall cause each of its subsidiaries, if any, to keep adequate books and records of account with respect to its business activities.

(iii) Compliance with Law. Maker shall, and shall cause each of its subsidiaries, if any, to comply in all material respects with all federal, state and local laws and regulations applicable to it or such subsidiaries, as the case may be, which if breached would have a material adverse effect on Maker’s or such subsidiaries’, as the case may be, business, prospects, operations, properties, assets or condition (financial or otherwise).

8.	Representations and Warranties of Maker.

Maker represents and warrants that it: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as now conducted and to own its properties and assets it now owns; (ii) is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which ownership of property or the conduct of its business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on its business, prospects, operations, properties, assets or condition (financial or otherwise); (iii) has full power and authority to execute and deliver this Note, and that the execution and delivery of this Note will not result in the breach of or default under, with or without the giving of notice and/or the

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

passage of time, any other agreement, arrangement or indenture to which it is a party or by which it may be bound, or the violation of any law, statute, rule, decree, judgment or regulation binding upon it; and (iv) has taken and will take all acts required, including but not limited to authorizing the signatory hereof on its behalf to execute this Note, so that upon the execution and delivery of this Note, it shall constitute the valid and legally binding obligation of Maker enforceable in accordance with the terms thereof. Maker further represents and warrants that its subsidiaries, if any, (x) are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have all requisite corporate power to carry on their business as now conducted and to own their properties and assets; (ii) are duly qualified or licensed to do business as foreign corporations in good standing in the jurisdictions in which ownership of property or the conduct of their business requires such qualification except jurisdictions in which the failure to qualify to do business will have no material adverse effect on their business, prospects, operations, properties, assets or condition (financial or otherwise).

9.	Defaults and Remedies.

(a) Events of Default. The occurrence or existence of any one or more of the following events or conditions (regardless of the reasons therefor) shall constitute an “Event of Default” hereunder:

(i) Maker shall fail to make any payment of Principal or Interest when due and payable or declared due and payable pursuant to the terms hereof and such failure shall remain uncured for a period of thirty (30) days after notice thereof has been given by Payee to Maker;

(ii) Maker shall fail at any time to be in material compliance with any of the covenants set forth in Paragraph 3 (d) or Section 7 of this Note, or shall fail at any time to be in material compliance with or neglect to perform, keep or observe any of the provisions of this Note to be complied with, performed, kept or observed by Maker and such failure shall remain uncured for a period of thirty (30) days after notice thereof has been given by Payee to Maker;

(iii) Any representation or warranty made in this Note by Maker shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(iv) A case or proceeding shall have been commenced against Maker, or any of its material subsidiaries, if any, in a court having competent jurisdiction seeking a decree or order in respect of Maker, or any of its subsidiaries, (A) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Maker, or any of its subsidiaries, or any of their respective properties; or (C) ordering the winding-up or liquidation of the affairs of Maker, or any of its subsidiaries, and such case or proceeding shall remain unstayed or undismissed for a period of ninety (90) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

(v) Maker, or any of its material subsidiaries, if any, shall (A) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; or (B) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Maker, or any of its subsidiaries, or any of their respective properties.

10.	Acknowledgment of Payee’s Investment Representations.

By accepting this Note, Payee acknowledges that this Note has not been and will not be registered under the Act or qualified under any state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. Based upon the representations and agreements being made by him herein, this Note is being issued to him pursuant to an exemption from such registration provided by Section 4 (2) of the Act and Rule 506 promulgated thereunder, and applicable state securities law qualification exemptions. Payee represents that he is acquiring the Note for his own account, for investment purposes only and not with a view to resale or other distribution thereof, or with the intention of selling, transferring or otherwise disposing of all or any part of it for any particular event or circumstance, except selling, transferring or disposing of it only upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934, the Rules and Regulations promulgated by the Commission thereunder, and any applicable state securities laws. Payee further understands and agrees that no transfer of this Note shall be valid unless made in compliance with the restrictions set forth on the front of this Note, effected on Maker’s books by the registered holder hereof, in person or by an attorney duly authorized in writing, and similarly noted hereon. Maker may charge Payee a reasonable fee for any re registration, transfer or exchange of this Note.

11.	Limitation of Liability.

A director, officer, employee or stockholder, as such, of Maker shall not have any liability for any obligations of Maker under this Note or for any claim based on, in respect or by reason of such obligations or their creation. Payee, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

12.	Limitation of Interest Payments.

Nothing contained in this Note or in any other agreement between Maker and Payee requires Maker to pay or Payee to accept Interest in an amount which would subject Payee to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of Interest or of such other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged under the laws of the State of California and the state of Payee’s residence. Should Payee receive any payment, which is or would be in excess of that permitted to be charged under such laws, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the Principal outstanding on this Note.

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

13.	Miscellaneous.

(a) Effect of Forbearance. No forbearance, indulgence, delay or failure to exercise any right or remedy by Payee with respect to this Note shall operate as a waiver or as acquiescence in any default.

(b) Effect of Single or Partial Exercise of Right. No single or partial exercise of any right or remedy by Payee shall preclude any other or further exercise thereof or any exercise of any other right or remedy by Payee.

(c) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California applicable to contracts made and to be performed entirely within such State. Any action, suit or proceeding in connection with this Note may be brought against Maker in a court of record of the State of California, the City and County of San Francisco, or in the United States District Court for the Northern District of California, Maker hereby consenting and submitting to the jurisdiction thereof.

(d) Maker Determination Final. Any determination that Maker or its Board of Directors must make as provided in this Note shall be conclusive, absent manifest error.

(e) Headings. The headings and captions of the various paragraphs herein are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

(f) Loss, Theft, Destruction or Mutilation. Upon receipt by Maker of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), and upon reimbursement of Maker’s reasonable incidental expenses and in the case of loss, theft or destruction, indemnity and/or security as Maker shall, at its option, request, Maker shall make and deliver or caused to be made and delivered to Payee a new Note of like date and tenor in lieu of this Note.

(g) Modification of Note or Waiver of Terms Thereof Relating to Payee. No modification or waiver of any of the provisions of this Note shall be effective unless in writing and signed by Payee and then only to the extent set forth in such writing, or shall any such modification or waiver be applicable except in the specific instance for which it is given. This Note may not be discharged orally but only in writing duly executed by Payee.

(h) Notice. All offers, acceptances, notices, requests, demands and other communications under this Note shall be in writing and, except as otherwise provided herein, shall be deemed to have been given only when delivered in person, via nationally recognized overnight courier service, via facsimile transmission if receipt thereof is confirmed by the recipient, or, if mailed, when mailed by certified or registered mail prepaid, to the parties at their respective addresses first set forth above, or at such other address as may be given in writing in future by either party to the other.

Rate Xchange Corporation
3% Convertible Note	Highfields Capital I, L.P.

(i) Transfer. This Note shall be transferable only on the books of Maker upon delivery thereof duly endorsed by Payee or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, Maker shall deliver a new Note or Notes to the person entitled thereto. Notwithstanding the foregoing, Maker shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to Maker, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

(j) Successors and Assigns. This Note shall be binding upon Maker, its successors, assigns and transferees, and shall inure to the benefit of and be enforceable by Payee and his successors and assigns.

(k) Severability. If one or more of the provisions or portions of this Note shall be deemed by any court or quasi-judicial authority to be invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability of the remaining provisions, or portions of provisions contained herein shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, Maker has caused this Note to be executed on its behalf by an officer thereunto duly authorized as of the date set forth above.

Ratexchange Corporation. a Delaware corporation

By:
D. Jonathan Merriman,
Chairman and Chief Executive Officer

ATTEST:
Christopher L. Aguilar, Secretary